Exhibit 10.62

DOUGLAS M. STEENLAND
Senior Vice President
General Counsel and Secretary

Northwest Airlines, Inc.     612 727-6500
Department A1180             612 726-7123 Fax
5101 Northwest Drive
St. Paul MN 55111-3034

March 14, 1997

Mr. John H. Dasburg
One Overholt Pass
Edina, MN 55439

Dear Mr. Dasburg:

Pursuant to a letter agreement dated December 20, 1996, you presently are a participant in Northwest Airlines, Inc.'s Supplemental Executive Retirement Program (the ""SERP''). As provided for in Section 4.3 of the SERP, this letter shall constitute an agreement requiring the SERP to recognize additional years of benefit service with respect to your SERP benefit and shall be given effect under the SERP as if fully set forth therein. We hereby agree as follows:

1. The following rules shall apply to the determination of the benefit payable to or with respect to you from the SERP.

    a. On January 1, 1997, you shall be entitled to five (5) additional years of Benefit Service in addition to the years to which you are entitled under Section 4.1.1(a) and Section 4.2.1(a) of the SERP.

    b. On January 1, 1998, you shall be entitled to three (3) additional years of Benefit Service in addition to the years to which you are entitled under Section 4.1.1(a) and Section 4.2.1(a) of the SERP and paragraph 1(a) of this letter agreement, provided that you remain an employee of the Company from the date hereof to January 1, 1998.

    c. On January 1, 1999, you shall be entitled to [three (3) years] of Benefit Service in addition to the years to which you are entitled under Section 4.1.1(a) and Section 4.2.1(a) of the SERP and paragraphs 1(a) and 1(b) of this letter agreement, provided that you remain an employee of the Company from the date hereof to January 1, 1999.

Mr. John Dasburg
March 14, 1997
Page 2

    d. Notwithstanding the benefit calculation otherwise provided for under the SERP, provided that you have remained an employee with the Company through January 1, 1999 and commence receipt of your retirement benefits at age 60 or thereafter, the composite annual benefit payable to or with respect to you under the SERP, the Excess Plan and the Pension Plan shall not be less than $500,000.

2. The additional years of Benefit Service and minimum annual benefit payments provided for in Section 4.1.1(a) and Section 4.2.1(a) of the SERP and paragraph 1 of this letter agreement shall accelerate upon (i) a Change of Control, (ii) the termination of your employment by the Company without Cause or (iii) the termination of your employment for Good Reason. The definitions of the terms "Change of Control," "Cause" and "Good Reason" shall be as set forth in Appendix B to the SERP.

If this letter accurately reflects your agreement with the Company, please sign where indicated below.

Sincerely yours,

/s/ Douglas M. Steenland                   /s/ Christopher E. Clouser
------------------------                   --------------------------
 Douglas M. Steenland                        Christopher E. Clouser


Accepted and Agreed:


/s/ John H. Dasburg
-------------------
  John H. Dasburg

DOUGLAS M. STEENLAND
Senior Vice President
General Counsel and Secretary

Northwest Airlines, Inc.     612 727-6500
Department A1180             612 726-7123 Fax
5101 Northwest Drive
St. Paul MN 55111-3034

December 20, 1996

Mr. John H. Dasburg
President
Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, MN 55121

Dear Mr. Dasburg:

This letter shall evidence your participation in Northwest Airlines, Inc.'s (the "Company") Supplemental Executive Retirement Program (the "SERP"), a copy of which is attached hereto, and your entitlement to receive the benefits provided for therein.

As provided for in Section 4.1.1(a)(iii) of the SERP, the grant to you of two additional years of Benefit Service for each actual year of employment completed shall be with respect to your employment commencing on and after March 24, 1994.

A pre-retirement death benefit shall be payable, in the event of your death while employed hereunder, to the individual who was your spouse on the date of death. Such benefit shall be in an amount equal to 50% of your Base Salary at the time of your death and such amount shall be payable annually for a maximum of ten years or, if earlier, until you would have attained age 65; provided, however, that the amounts payable hereunder shall be reduced by all pre-retirement death benefits payable to your spouse under the Company's qualified pension plan or a supplemental executive plan.

                                   Sincerely yours,

                                   /s/ Douglas M. Steenland
                                    Douglas M. Steenland



Accepted and Agreed


/s/ John H. Dasburg
-------------------
 John H. Dasburg

cc:   Chris Clouser
      Dasburg Personnel File